KRONOS WORLDWIDE TO DISCUSS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

DALLAS, TEXAS…February 21, 2012 …Kronos Worldwide, Inc. (NYSE:KRO) will hold a conference call to discuss its fourth quarter and full year 2011 financial results on Tuesday, March 6, 2012 at 9:00 a.m. CDT.  Fourth quarter and full year results will be released to the public prior to the market opening that day.

Call in number for U.S. participants	(866) 804-6924
Call in number for international participants	(857) 350-1670
Participant passcode	50071427

The conference call will be available via webcast and can be accessed from the investor relations section of the Company’s website at http://www.kronosww.com.

The conference call will be available for replay beginning immediately after the call on March 6, 2012 and ending March 13, 2012.

Call in number for the replay:
U.S. participants	(888) 286-8010
International participants	(617) 801-6888
Passcode	27033515

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.